Exhibit 10.4

                            STOCK PURCHASE AGREEMENT


June 9, 2004


TKO Apparel Licensing, Inc.
1175 Northeast 125th Street
Suite 102
North Miami, Florida 33161

Attention: Mr. J. Kenneth Tate, President

Gentlemen:

                  This Agreement sets forth the agreement of Candie's, Inc., a Delaware corporation (the "Company") and TKO Apparel Licensing, Inc., a Florida corporation ("TKO"), or permitted assigns (collectively with TKO, the "Purchasers") with respect to the purchase of the Shares (as hereinafter defined) by the Purchasers.

1. Purchase and Sale of Shares.

                  On the Closing Date (as defined in Section 2.1 hereof), the Company hereby agrees to sell to the Purchasers an aggregate of 1,000,000 shares (the "Shares") of common stock, $.001 par value (the "Common Stock"), of the Company and the Purchasers hereby agree to purchase from the Company the Shares for a purchase price per Share equal to $2.20 (the "Purchase Price"). The Shares shall be free and clear of all liens, claims, encumbrances, restrictions, or legends (except as specifically allowed within this Agreement and except for any liens, claims, encumbrances, restrictions or legends created by virtue of any action of the Purchasers).

2. Closing.

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2.1. Closing Date. The closing of the purchase and sale of the Shares provided for herein (the "Closing") shall take place at 2:00 pm, New York time, on or before June 17, 2004 at the offices of Blank Rome LLP, New York City, New York or at such other place, time and date as may hereafter be mutually agreed upon by the parties (such time and date of Closing being hereinafter called the "Closing Date"). No later than two business days prior to the Closing Date the Purchasers shall provide the Company with the name, address and tax identification or social security number of each of the Purchasers and the number of shares being purchased at the Closing Date by each of the Purchasers. The Purchasers shall pay the Purchase Price on the Closing Date by wire transfer of immediately available funds to an account designated by the Company.

3. Restrictions on Transfer; Penalty Provisions.
3.1. Each Purchaser acknowledges and understands that the Shares are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

3.2. Each Purchaser acknowledges and understands that the certificate(s) representing the Shares will bear a restrictive legend thereon substantially as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS, OR UNLESS THE REQUEST FOR TRANSFER IS ACCOMPANIED BY AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY OTHER SECURITIES LAWS."

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3.3. Each Purchaser acknowledges and understands that Company will direct the transfer agent for the Common Stock to place a stop transfer instruction against the certificates representing the Shares and will instruct the transfer agent to refuse to effect any transfer thereof in the absence of a registration statement declared effective by the Securities and Exchange Commission ("SEC") with respect to the Shares or a favorable opinion of counsel, satisfactory to the Company, that such transfer is exempt from registration under the Act and any other applicable state securities laws ("Other Securities Laws").

3.4. The Company agrees to use its reasonable best efforts to register the Shares under the Act for re-sale by the Purchasers (the effect of which will allow the Shares to be freely and publicly traded by the Purchasers under the
Act) within 120 days after the Closing Date (the "Required Effective Date"). The Company further agrees that if the Registration Statement (defined below) or another registration statement filed by the Company and covering the re-sale of the Shares under the Act has not been declared effective by the SEC by the Required Effective Date, then the Company, within ten days thereafter, shall pay to the Purchasers (on a pro rata basis) an aggregate stock restriction fee (the "First Year Stock Restriction Fee") in the amount of $50,000. Furthermore, if after the Required Effective Date the Shares have not been registered for resale under the Act under the Registration Statement or another registration statement, or if any such registration statement is declared effective by the SEC but such effectiveness is not continuously maintained, the Company will pay to the Purchasers (on a pro rata basis) additional First Year Stock Restriction Fees in the aggregate amount of $25,000 for each full month period that no effective registration statement is in place with respect to re-sale of the Shares until the earlier of the date on which (a)the Shares are subject to an effective and continuous registration statement; (b) the Shares have been sold by the respective Purchaser; or (c) registration under the Act is no longer required for the public sale of the Shares under Rule 144(k) promulgated under the Act or under Rule 144 promulgated under the Act without any volume restrictions. Notwithstanding the foregoing, in no event will the Company be obligated to pay aggregate First Year Stock Restriction Fees that exceed a total


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of $250,000. Moreover, if the Shares are not subject to an effective registration statement under the Act one year from the Closing Date, then the Company agrees that on or after the 100th day thereafter, upon receiving a written request from TKO (on behalf of the Purchasers) (the "Payment Request"), it will pay to the Purchasers (on a pro rata basis) within 10 days of the Payment Request a stock restriction fee (the "Second Year Stock Restriction Fee") in the aggregate amount of $100,000 (or pro rata portion thereof if less than such amount is due as determined below), with additional Second Year Stock Restriction Fees in the aggregate amount of $100,000 (or pro rata portion if less than such amount is due as determined below) each to be paid every 30 days thereafter until such time as the Purchasers have been paid (on a pro rata basis) in the aggregate $2.2 million (inclusive of (i) all First Year Stock Restriction Fees and Second Year Stock Restriction Fees previously paid to the Purchasers; (ii) the net proceeds from any of the Shares that the respective Purchaser has sold prior to the time of the Payment Request; and (iii) the Market Value (as hereinafter defined) of any of the remaining Shares that Purchasers are able to sell at the time of the Payment Request but have chosen not to). "Market Value" shall be based upon the closing sales price of the Common Stock on the last trading day immediately prior to the date the Payment Request is received by the Company.


3.5. Upon any registration statement under the Act covering the re-sale of the Shares being declared effective by the SEC or in the event the Shares are freely tradeable under Rule 144(k) promulgated under the Act, the Company will (i) inform the transfer agent for the Common Stock of such fact and (ii) instruct the transfer agent that upon the transfer agent's receipt of representation letter(s) from the broker for the seller of said Shares that the Shares have been sold for the account of the seller pursuant to the terms of the registration statement and that the prospectus delivery requirements have been complied with in connection with such sales (provided that the Company has made available to such broker sufficient copies of the prospectus necessary to comply with such requirement, if applicable), that it may remove the restrictive legends and any stop transfer orders under the Act from the certificates representing such sold Shares.



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3.6. Notwithstanding the foregoing, it is agreed that the Company shall not be subject to, or required to pay, any First Year Stock Restriction Fee or any Second Year Stock Restriction fee set forth in Section 3.4 above if (i) an Act of God prevents a registration statement from becoming effective, but only so long as such Act of God remains in effect; (ii) the registration statement cannot be declared effective based solely upon the acts or omissions of the Purchasers hereunder; or (iii) the Shares may be publicly sold pursuant to Rule 144 without volume limitations.

3.7. Any payment by the Company of any First Year Stock Restriction Fee or Second Year Stock Restriction Fee shall be paid to an account or accounts designated by each respective Purchaser in writing. In regard to any payment made pro-rata to the Purchasers pursuant to the terms of this Section 3, the pro-ration shall be based upon the relative percentage of Shares held by each respective Purchaser in relation to the total number of Shares held by all Purchasers at the time of each such payment.

4. Registration Rights.

4.1. The Company will include the Shares in a registration statement on Form S-3 (the "Registration Statement") which the Company will prepare and file with the SEC under the Act within 30 days after the Closing Date, and use commercially reasonable efforts to have the Registration Statement declared effective as soon as practical so as to permit the public trading of the Shares.

4.2. Once the Registration Statement has been declared effective by the SEC, the Company will cause the Registration Statement to remain continuously effective until the earlier of the sale of all of the Shares by the Purchasers or the date on which the Purchasers may publicly sell the Shares without registration under the Act, under Rule 144(k) promulgated under the Act, or under Rule 144 promulgated under the Act without limitation as to the number of Shares sold during any period.

4.3. The expenses of the Registration Statement or any other registration statement covering the re-sale of the Shares, and the expense of maintaining any such registration statement current, shall be borne by the Company.



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

4.4. Prior to Closing, each Purchaser, upon written request from Company specifying the information, will provide the Company with such information as the Company reasonably deems necessary to include in the Registration Statement in order to comply with the Act.

5. Purchasers' Representations and Warranties.

         In order to induce the Company to execute this Agreement and to consummate the transactions set forth herein, each Purchaser hereby represents and warrants and covenants to the Company as follows:

5.1. The Purchaser acknowledges that representatives of the Purchaser have received and reviewed copies of the Company's Form 10-K for the year ended January 31, 2004, and representatives of the Purchaser have had the opportunity to ask questions of and receive answers from qualified representatives of the Company concerning the business and financial condition of the Company and the terms and conditions of this Agreement, and all of such questions have been answered to the satisfaction of the Purchasers' representatives.

5.2. The Purchaser represents that it and its representatives are sophisticated investors familiar with the type of risks inherent in the acquisition of securities such as the Shares and that, by reason of its representatives knowledge and experience in financial and business matters in general, and investments of this type in particular, its representatives are capable of evaluating the merits and risks of an investment in the Shares.

5.3. The Purchaser is able to bear the economic risk of an investment in the Shares, including, without limiting the generality of the foregoing, the risk of losing part or all of such Purchaser's investment in the Shares and the Purchaser's possible inability to sell or transfer the Shares for an indefinite period of time.

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

5.4. The Purchaser is acquiring the Shares for such Purchaser's own account and for the purpose of investment and not with a view to, or for resale in connection with, any distribution within the meaning of the Act or any Other Securities Laws, in violation of the Act.

5.5. The Purchaser further acknowledges that the Shares have not been registered under the Act or any of the Other Securities Laws, and may not be sold, transferred or otherwise disposed of except if an effective registration statement is then in effect or pursuant to an exemption from registration under said Act and such Other Securities Laws.

5.6. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Act (a copy of which definition is attached hereto as Exhibit A).

5.7. The Purchaser has all requisite power and authority to enter into this Agreement and subscribe for the Shares pursuant hereto. 5.8. This Agreement has been duly authorized, executed and delivered by or on behalf of such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

5.9. The Purchaser acknowledges that the Company has relied on the representations contained herein and that the statutory basis for exemption from the requirements of Section 5 of the Act may not be present if, notwithstanding such representations, such Purchaser were acquiring the Shares for resale or distribution upon the occurrence or non-occurrence of some predetermined event.

6. The Company's Representations and Warranties.
         The Company hereby represents and warrants with and covenants to the Purchasers as follows:

6.1. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to enter into this Agreement and issue the Shares pursuant hereto. This Agreement has been duly executed and delivered by or on behalf of the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

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

6.2. The issuance and sale of the Shares have been duly authorized and, when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, and the Purchasers will not be subject to personal liability solely by reason of being a holder. The Shares will not be subject to preemptive rights of any stockholder of the Company and will be free and clear of all liens, claims, encumbrances, restrictions, or legends (except as specifically allowed within this Agreement and except for any liens, claims, encumbrances, restrictions or legend created by virtue of any action of the Purchaser).

6.3. Once obtained, the Company will maintain the effectiveness of the Registration Statement until the earlier of (i) the date all of the Shares are sold, or (ii) the date that the registration under the Act is no longer required for the public sale of the Shares under Rule 144(k) promulgated under the Act.

7. Further Assurances. Subject to the terms and conditions provided herein, each of the parties agrees to use its best reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law or regulation to consummate and make effective the transactions contemplated under this Agreement in accordance with the terms hereof. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as may be necessary or appropriate to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

8. Miscellaneous Provisions.

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

8.1. Expenses. Except as otherwise provided in this Agreement, each of the parties hereto shall pay his or its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

8.2. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

8.3. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the earlier of the date delivered or mailed if delivered personally by overnight courier or mailed by express, registered or certified mail, (postage prepaid, return receipt requested), or by facsimile transmittal, confirmed by express, certified or registered mail, as follows:

         If to Company, to:          Candie's Inc.
                                     215 West 40th Street
                                     New York, NY 10018

                                     Attn: Neil Cole,
                                           Chief Executive Officer

         Copy to:                    Blank Rome LLP
                                     405 Lexington Avenue
                                     New York, New York  10174

                                     Attn: Robert J. Mittman, Esq.

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

         If to TKO, to:              TKO Apparel Licensing, Inc.
                                     1175 125th Street, Suite 102
                                     North Miami, Florida 33161

                                     Attn: J. Kenneth Tate,
                                           President

         Copy to:                    Barry E. Somerstein, Esq.
                                     Ruden, McClosky et. al.
                                     200 East Broward Boulevard
                                     Suite 1500
                                     Ft. Lauderdale, Florida 33301

if to a Purchaser other than TKO, to the address set forth on its signature page of this Agreement.

or to such other address as any party shall have designated by like notice to the other parties hereto (except that a notice of change of address shall only be effective upon receipt).

8.4. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

8.5. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.6. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

8.7. Assignment and Benefits. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of all of the parties hereto. Notwithstanding the foregoing, TKO may assign this agreement to a limited number of accredited investors reasonably acceptable to the Company who execute and deliver to the Company the letter set forth in Exhibit B attached to this Agreement. This Agreement shall inure to the benefit of and bind the respective parties' successors or permitted assigns.

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8.8. Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

8.9. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

8.10. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.11. Announcements. No party hereto shall issue any press release or otherwise divulge the existence of this Agreement or the transactions contemplated hereby without the prior approval of the other parties hereto, except as may be required by applicable law or the applicable rules or regulations of any stock exchange.



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8.12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Purchaser and the Company (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement, shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, unless such court shall have refused such jurisdiction,
(2) waive any objection which the Purchaser or the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each Purchaser and the Company further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon a Purchaser or the Company, as the case may be, mailed by certified mail to such Purchaser's address or the Company's address, as the case may be, set forth in Section 8.3 of this Agreement shall be deemed in every respect effective service of process upon such Purchaser or the Company, as the case may be, in any such suit, action or proceeding.

8.13. Survival. The provisions of Sections 3 thru 6 of this Agreement shall survive the Closing.


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                  IN WITNESS WHEREOF, this Agreement has been executed and
delivered by the parties hereto as of the date first above written.

                              CANDIE'S, INC.


                           By:/s/ Neil Cole
                              Neil Cole, President


                              TKO APPAREL LICENSING, INC.


                             By:/s/ J. Kenneth Tate
                              J. Kenneth Tate, President




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                                                                       EXHIBIT A


a. Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3. Any organization described in section 501(c )(3) of the Internal Revenue Code, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

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

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8.   Any entity in which all of the equity owners are accredited investors.









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                                                                       EXHIBIT B

Candie's, Inc.
140 West 40th Street
New York, New York  10018

                          Re: Purchase of Common Stock

Gentlemen:

     The undersigned (a "Purchaser"), as a permitted transferee of TKO, under the Stock Purchase Agreement dated as of June 9, 2004 (the "Agreement") between TKO and Candie's, Inc. agree with the Company that:

(i) At the Closing Date, the undersigned will purchase ____ of the Shares at the Purchase Price;

(ii) The undersigned agrees to be party to and bound by the terms of the Agreement;

(iii)The undersigned acknowledges and understands all of the information contained in the Agreement, including, but not limited to the restrictions on the Shares referred to in Section 3 of the Agreement, and agrees that the representations set forth in Section 5 of the Agreement apply to the undersigned and are accurate as of the date hereof and will be accurate as of the Closing Date.

(iv) The undersigned's home address, telephone number and social security numbers are set forth below;

(v) All capitalized terms used herein shall have the meaning set forth in the Agreement.


Dated:  _____________


                                              ---------------------------
                                                       Signature

Print Name, Address, Telephone Number and Social Security Number

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